UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014 (June 2, 2014)

Medical Action Industries Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-13251 (Commission File Number)	11-2421849 (IRS Employer Identification No.)

500 Expressway Drive South
Brentwood, New York 11717
(Address of principal executive office) (Zip Code)

(631) 231-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2014, Medical Action Industries Inc. (the “Company”) entered into the First Amendment to Credit Agreement and Guaranty and Security Agreement (the “Amendment”), among the Company, as borrower, and Wells Fargo Bank, National Association, as administrative agent and lender (the “Lender”).

The Amendment amended the terms of the original Credit Agreement that the Company entered into with the Lender on May 17, 2013 (the “Credit Agreement”) as follows: (a) the Lender’s maximum total loan commitments under the Credit Agreement were reduced from $65.0 million to $55.0 million, (b) provided no Event of Default (as defined in the Credit Agreement) occurs and is continuing, the unused line fee (the “Unused Line Fee”) that the Company is required to pay the Lender, has been capped at 0.375% of the daily unused amount of the revolving loan commitments of the Lender during the period for which the payment is made, through and including December 31, 2014, and (c) the solely for purposes of calculating the Unused Line Fee, the aggregate amount of the Lender’s revolving loan commitments was deemed to be the lesser of $30.0 million and the actual aggregate amount of the Lender’s revolving loan commitments.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, as well as the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 17, 2013.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 2, 2014, the Company completed the sale to Medira Inc., a Delaware corporation and an affiliate of Inteplast Group, Ltd., of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company, and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets, collectively, for approximately $78.6 million in cash, subject to customary post-closing adjustments (the “Transaction”).

The Company used approximately $40.0 million of the net proceeds from the Transaction to repay the term loan and outstanding revolving loan obligations under the Credit Agreement. The Company plans to use the remaining balance of approximately $38.6 million for working capital to support future growth in the Company’s business.

Item 7.01	Regulation FD Disclosure.

On June 2, 2014, the Company issued a press release announcing the closing of the Transaction. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The press release has been posted on the Investor Relations section of Medical Action’s website at www.medical-action.com.

The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 and unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2013 and for the twelve months ended March 31, 2013, in each case giving effect to the sale, are filed as Exhibit 99.2 to this Form 8-K and are incorporated by reference herein.

(d)	Exhibits.

10.1	First Amendment to Credit Agreement and Security and Guaranty Agreement
99.1	Press Release of Medical Action Industries Inc. dated June 2, 2014
99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

Dated: June 3, 2014	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	First Amendment to Credit Agreement and Guaranty and Security Agreement
99.1	Press Release of Medical Action Industries Inc. dated June 2, 2014
99.2	Unaudited pro forma condensed consolidated financial statements